UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

PRESBIA PLC

(Exact Name of Registrant as Specified in Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-36824 (Commission File Number)	98-1162329 (IRS Employer Identification No.)

Suite 7, Sandyford Office Centre, 17 Corrig Road, Sandyford

Dublin 18 Ireland

(Address of Principal Executive Offices)(Zip Code)

+353 (1) 551 1487

Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Finance Leadership

Effective February 1, 2019 (the “Commencement Date”), in connection with the transition of the finance leadership of Presbia PLC (the “Company”), the Company’s Board of Directors appointed Valeriano Lima as the Company’s Corporate Controller, Head of Financial Planning and Analysis, and Company Secretary.  In such capacity, Mr. Lima is now the Company’s “principal financial officer” and “principal accounting officer” for purposes of the rules and regulations of the Securities and Exchange Commission.

Prior to his appointment on the Commencment Date as the Company’s Corporate Controller, Head of Financial Planning and Analysis and Company Secretary, Valeriano Lima, age 37, had served as Senior Manager, Finance and Strategy of the Company since February 2018.  Mr. Lima served as Senior Financial Analyst at Google, Inc. in 2015 and Senior Financial Analyst at BT Group, PLC (“British Telecom”) from 2008 to 2012.  Mr. Lima holds a B.S. degree from California State University, San Bernardino and a Master of Business Administration (M.B.A.) from the University of Notre Dame.

There are no family relationships between Valeriano Lima and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation 8-K.  Mr. Lima will receive an annual base salary of $160,000.  Mr. Lima will be eligible to receive such equity awards as may be determined in the discretion of the Compensation Committee. The Company and its Presbia USA, Inc. subsidiary have entered into indemnification agreements with Mr. Lima, providing for indemnification for matters arising out of Mr. Lima’s services to the Company.

In connection with the finance transition, the Company and Richard T. Fogarty mutually agreed that effective on the Commencement Date, Mr. Fogarty is no longer serving as the Company’s Chief Accounting Officer, Vice President of Finance and Company Secretary, and as of such date has transitioned from employee to consultant status.  The Company and Mr. Fogarty have entered into a Consulting Agreement, dated as of the Commencement Date and having a one-year term (subject to earlier termination as provided therein).  Pursuant to the Consulting Agreement, Mr. Fogarty will provide certain consulting services as requested by the Company, including accounting and financial support services in connection with the finance transition, at a rate of $150 per hour plus reimbursement of certain expenses.  Given Mr. Fogarty’s agreement to assist with the transition, the Company has agreed pursuant to the Consulting Agreement that unvested stock options held by Mr. Fogarty will continue to vest in accordance with their terms during such period that the Consulting Agreement remains in effect.  The foregoing description of the Consulting Agreement is a summary and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Consulting Agreement, dated as of February 1, 2019, by and between Presbia PLC and Richard T. Fogarty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESBIA PLC

By: /s/ Mark Yung
Name: Mark Yung
Title: Chief Executive Officer

Dated:    February 1, 2019